AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of the 13th day of August 1999, by and among Dallas Gold and Silver Exchange, Inc., a Nevada corporation ("Parent"), Silverman Acquisition, Inc., a Texas corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), Jewel Cash, Inc., a New York corporation (the "Company"), and (3) the Company's shareholders identified on the signature page below (collectively the "Shareholders" and individually a "Shareholder").

                                   WITNESSETH:

         WHEREAS, the Shareholders own all of the issued and outstanding shares of capital stock of the Company (the "Shares") (such term and other capitalized terms used herein being defined either in Article 13 or at the places in this Agreement indicated in Article 13); and

         WHEREAS, Parent and the Shareholders deem it advisable and in their respective best interests to effect the merger of the Company with and into Merger Sub, all on the terms and subject to the conditions set forth herein; and

         WHEREAS, Parent and the Shareholders intend that this Agreement be approved and adopted by all relevant parties as a plan of reorganization within the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended;

         NOW, THEREFORE, for and in consideration of the premises, and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       THE MERGER

         1.1. The Merger. At the Effective Time, as defined in Paragraph 3.5, upon the terms and subject to the conditions set forth herein, and in accordance with the respective corporate Laws of the states of incorporation of Merger Sub and the Company (the "Corporate Laws", the Company shall be merged with and into Merger Sub, the separate existence of the Company shall cease, and Merger Sub shall continue as the surviving corporation (the "Merger"). Merger Sub after the Merger is sometimes hereafter referred to as the "Surviving Corporation."

         1.2. Effect of the Merger. At the Effective Time, the Surviving Corporation shall continue its corporate existence under the Laws of its state of incorporation and shall succeed to all rights, privileges, immunities, franchises and powers, and be subject to all duties, liabilities, debts and obligations, of the Company in accordance with the provisions of the Corporate Laws.

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2.       THE SURVIVING CORPORATION

         2.1. Articles. The articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable Law and such articles of incorporation.

         2.2. Bylaws. The bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable Law, the articles of incorporation of such Surviving Corporation and such bylaws.

         2.3. Board of Directors. The directors of Merger Sub immediately prior to the Effective Time shall constitute the initial board of directors of the Surviving Corporation, each of such persons to serve until his or her successor is duly elected and qualified.

         2.4. Officers. The officers of Merger Sub immediately prior to the Effective Time shall constitute the initial officers of the Surviving Corporation, each of such officers to serve until his or her successor is duly qualified.

3.       MERGER CONSIDERATION; CONVERSION

         3.1.     Company Shares.

     (a) At the Effective Time, by virtue of the Merger, and without any action on the part of the Shareholders, all of the Shares issued and outstanding immediately prior to the Effective Date shall be canceled, retired and converted into and become the right to receive the Merger Consideration described in this
Article 3.

     (b) At the Closing, as defined in Paragraph 3.5, the Shareholders shall surrender the certificates representing the Shares, accompanied by blank stock powers and all necessary transfer taxes and other revenue stamps, to Merger Sub, and Merger Sub shall deliver the Merger Consideration to the Shareholders.

         3.2. Merger Consideration. The "Merger Consideration" is 200,000 shares of Parent's common stock, par value $.01 per share ("Parent Stock"). The Merger Consideration shall be subject to appropriate adjustment in the event of a stock split, reverse stock split, stock dividend or recapitalization subsequent to the date of this Agreement applicable to shares of Parent Stock held of record on or before the Effective Time.

         3.3. Allocation. The Merger Consideration payable at the Closing shall be allocated among the Shareholders in accordance with the percentages set forth opposite each such Shareholder's name next to his signature set forth below.

         3.4. Other Shares. Each share of common stock of the Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation.

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         3.5.  Closing.   Subject  to  termination  of  this  Agreement pursuant
to Article 11, the consummation of the transactions contemplated in this Agreement (the "Closing") shall take place at the offices of the Company, 546 Long Point Road, Suite 100, Mt. Pleasant, South Carolina, 29464 at 10:00 a.m., Eastern time, on the later of (a) August 13, 1999, (b) ten (10) Business Days after the date upon which Parent has received the Disclosure Memorandum, as defined in Paragraph 4.11, from the Company, or (c) the first business day after all the conditions set forth in Articles 8 and 9 have been satisfied or waived. On the date of the Closing, the Company and Merger Sub shall file the documents required by the Corporate Laws to effect the Merger. The Merger shall become effective at the close of business on the date of the Closing (the "Effective Time").

4.       ADDITIONAL AGREEMENTS

         4.1. Expenses. Except as otherwise provided herein, all expenses incurred by Merger Sub and Parent in connection with the negotiations among the parties, and the authorization, preparation, execution and performance of this Agreement and the transactions contemplated hereby shall be paid by Merger Sub or Parent, as the case may be. Except as otherwise provided herein, all expenses incurred by the Shareholders and the Company in connection with the negotiations among the parties, and the authorization, preparation, execution and performance of this Agreement and the transactions contemplated hereby shall be paid by the Shareholders and shall not be paid from any of the assets of the Company.

         4.2. Brokers. Each party hereby represents and warrants to the others that no broker or finder has acted on its behalf in connection with this Agreement or the transactions contemplated herein and agrees to indemnify the other parties from and against any and all claims or demands for commissions or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of such party.

         4.3. Publicity. Except as required by applicable Law, as defined in Paragraph 13.32, and except for routine communications with the shareholders of Parent, all press releases and other public announcements respecting the subject matter hereof shall be made only with the mutual written agreement of Parent and the Shareholders, provided, however, that any party hereto may make any disclosure required to be made under applicable Law or stock exchange or NASDAQ rule if such party has determined in good faith that it is necessary to do so and used its best efforts, prior to the issuance of the disclosure, to provide the other parties a copy of the proposed disclosure and to discuss the proposed disclosure with the other parties.

         4.4. Access and Inspection. The Shareholders and the Company shall provide Parent, Merger Sub and their authorized representatives full access during normal business hours from and after the date hereof until the Closing to the books and records of the Company for the purpose of making such investigation as they may reasonably desire, and the Shareholders and the Company shall furnish such information concerning the Company as they may reasonably request. The Shareholders and the Company shall assist Parent and Merger Sub in making such investigation and shall cause their counsel, accountants, consultants and other non-employee representatives to be reasonably available for such purposes. No investigation made heretofore or hereafter by

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Merger  Sub or Parent  shall  limit or affect the  representations,  warranties, covenants and indemnities of the Shareholders hereunder.

         4.5. Cooperation. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligation hereunder, and all parties shall use commercially reasonable efforts to consummate the transactions contemplated herein and to fulfill their respective obligations hereunder, including, without limitation, causing to be fulfilled at the earliest practical date the conditions precedent to the obligations of the parties to consummate the transactions contemplated hereby. From time to time and at any time, at the Surviving Corporation's request, whether on or after the date hereof, and without further consideration, the Shareholder shall, at their expense, execute and deliver such further documents and instruments of conveyance, assignment, and transfer and shall take such further reasonable actions as may be necessary or desirable, in the opinion of the Surviving Corporation, in connection with the consummation of the transactions described herein.

         4.6.     Covenant Against Competition.

     (a) In order to induce Merger Sub and Parent to enter into this Agreement and to issue the Parent Stock as provided herein, each Shareholder agrees that, for a period of three years commencing on the date of the Closing, he will not, without the prior written consent of the Surviving Corporation, for his own account or jointly with another, directly or indirectly, for or on behalf of any Person, as principal, agent or otherwise:

          i) own, control, manage or otherwise participate in the ownership, control or management of a business engaged within the Territory, as defined in Paragraph 13.57, in the business of liquidation of jewelry for others (the "Business").

          ii) solicit, call upon or attempt to solicit the patronage of any Person that is or was a customer of the Company at any time during the four year period prior to, the date of the Closing, for the purpose of obtaining the patronage of any such Person in connection with the Business except as an employee or on behalf of the Surviving Corporation or the Surviving Corporation's Affiliates; or

          iii) solicit or induce, or in any manner attempt to solicit or induce, any person employed by Parent, the Company or the Surviving Corporation to leave such employment, whether or not such employment is pursuant to a written contract and whether or not such employment is at will.

     (b) Notwithstanding anything herein to the contrary, (i) it shall not be a breach of the covenants contained in subparagraph (a) above for any Shareholder to own not more than 4.9% of the share capital of any corporation whose shares are publicly traded, and (ii) the covenants described in this Paragraph 4.6 shall apply only if the Merger is consummated.

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     (c) Although the parties  have,  in good faith,  used their best efforts to make the provisions of this Paragraph 4.6 reasonable in both geographic area and in duration, and it is not anticipated, nor is it intended, by any of the parties hereto that a court of competent jurisdiction would find it necessary to reform the provisions hereof to make it reasonable in both geographic area and in duration, or otherwise, the parties understand and agree that if a court of competent jurisdiction determines it necessary to reform the scope of this Paragraph 4.6 in order to make it reasonable in either geographic area or duration, or otherwise, damages, if any, for a breach hereof, as so reformed, would be deemed to accrue to the Surviving Corporation as of and from the date of such a breach only insofar as the damages for such breach relate to an action which occurred within the scope of the geographic area and duration as so reformed.

         4.7. Parent's Public Documents and Access to Information. Parent has delivered to the Company and the Shareholders a copy of (i) Parent's Annual Report on Form 10-KSB for the year ended December 31, 1998, (ii) the Quarterly Reports on Form 10-QSB filed by Parent with respect to its first two quarters of fiscal 1999, and (iii) all other filings (other than preliminary registration and preliminary proxy statements) made by Parent with the Securities and Exchange Commission ("SEC") between January 1, 1999 and the date hereof (collectively, the "SEC Documents"). Parent agrees to provide to the Company and the Shareholders a copy of each other document filed with the SEC between the date hereof and the date of the Closing (other than preliminary material) ("Current SEC Documents"). In addition to the SEC Documents and the Current SEC Documents, Parent will provide, through its Chief Financial Officer, the Company and each Shareholder with opportunities to become familiar with the business, financial condition, management, prospects and operations of Parent, including reasonable opportunities to ask questions of, receive answers from and obtain information regarding Parent and its business which is material to their investment decision.

         4.8. Legending of Parent Stock. There shall be placed on all certificates representing the shares of Parent Stock issued to the Shareholders pursuant to this Agreement all appropriate restrictive legends referencing the restrictions imposed by applicable securities Laws. Each Shareholder hereby acknowledges and agrees that the Parent Stock shall be subject to volume limitations or other restrictions provided in Rule 144 (or any successor provision thereto) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Each Shareholder agrees to comply with any applicable restrictions of Rule 144, and further agrees that he will not offer to sell, sell or otherwise dispose of any of the Parent Stock issued to him except pursuant to an effective registration statement or another exemption from the registration requirements of the Securities Act, and in compliance with all applicable requirements of Rule 144. With respect to any such sale or disposition, each Shareholder agrees to furnish to the Surviving Corporation or Parent upon request such information as its counsel may deem necessary to assure that such sale or disposition is made in full compliance with this Agreement, such rule and applicable federal and state securities Laws.

         4.9. Non-Solicitation of Third Party Offers. Shareholders and the Company agree that neither any Shareholder or any of his relatives, affiliates, heirs or representatives, nor the Company, or any of their respective officers, directors, management employees, Affiliates, related persons or entities or agents, will (a) negotiate or discuss with any other Person this Agreement or

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

the terms and conditions contained herein, (b) negotiate or discuss with any other Person any other transaction involving a merger of the Company, or the sale of any shares in or assets of the Company (except for sales of inventory in the ordinary course of business) or any other business combination involving the Company, (c) reveal the terms of this Agreement to any Person except for the purpose of carrying out the transactions contemplated herein, or (d) solicit, encourage, consider, entertain or accept any offer, bid or proposal from any other Person respecting any transaction involving a merger of the Company, or the sale of any shares in or assets of the Company (except for sales of inventory in the ordinary course of business) or any other business combination involving the Company. If the Company or any Shareholder receives a proposal of the kind described in the preceding clause (d) prior to the date of the Closing, then the Company or such Shareholder (as the case may be) shall immediately notify Parent of the receipt of such proposal and shall promptly provide Parent with a copy of such proposal (or if such proposal is not in writing, a written summary of its terms).

         4.10. Confidentiality. In connection with the negotiation of this Agreement, a party hereto (the "Disclosing Party") may disclose Confidential Information, as defined below, to one of the other parties hereto (the "Disclosee"). Each Party agrees that if the transactions contemplated herein are not consummated, it or he will return to the Disclosing Party all documents and other written information furnished to it or him. Each party further agrees to maintain the confidentiality of any and all Confidential Information of a Disclosing Party and not disclose any Confidential Information to any Person or use such Confidential Information for financial gain or in any manner adverse to the Disclosing Party; provided, however, the foregoing obligations shall not apply to (i) any information which was known by the Disclosee prior to its disclosure by the Disclosing Party; (ii) any information which was in the public domain prior to the disclosure thereof; (iii) any information which comes into the public domain through no fault of the Disclosee; (iv) any information which is disclosed to the Disclosee by a third party, other than an Affiliate, having the legal right to make such disclosure; or (v) any information which is required to be disclosed by Order of any Forum. For purposes of this Paragraph 4.10, "Confidential Information" shall mean any and all technical, business, and other information which is (a) possessed or hereafter acquired by a Disclosing Party and disclosed to the Disclosee and (b) derives economic value, actual or potential, from not being generally known to Persons other than the Disclosing Party, including, without limitation, technical or nontechnical data, compositions, devices, methods, techniques, drawings, content, inventions, processes, financial data, financial plans, plans, lists of actual or potential customers or suppliers, information regarding the business plans and operations of the Disclosing Party, and the existence of discussions and negotiations between the parties hereto relating to the terms hereof; provided, however, it shall not include confidential business information that does not constitute a trade secret under applicable Law after the fifth anniversary of the date hereof. If the transactions contemplated herein are consummated, "Confidential Information" of Parent shall be deemed to include all Confidential Information of Company and Surviving Corporation, and the Shareholders shall be subject to the obligations of non-use and non-disclosure contained in this Agreement with respect to all of such information. The provisions of this Paragraph 4.10 shall survive any termination of this Agreement for any reason.

         4.11. Disclosure. The Schedules attached hereto set forth certain supplemental information to this Agreement and such information shall only

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modify or  supplement  those  specific  provisions  hereof  which  refer to such
Schedules or are referred to therein. As soon as reasonably practical, the Shareholders and the Company shall prepare and deliver to Parent a disclosure memorandum (the "Disclosure Memorandum") setting forth any and all exceptions or supplemental information to the representations and warranties contained in
Article 5 of this Agreement.

         4.12.  Intentionally omitted.

         4.13. Nasdaq Listing. Parent will secure listing for the 200,000 shares of Parent Stock to be issued as the Merger Consideration at the Closing on the National Association of Securities Dealers, Inc. Automated Quotation System/Small Cap Market, or on such other exchange, if any, upon which the Parent Stock may from time to time be listed or traded.

         4.14. Registration Rights. Parent agrees to provide Shareholders with the "piggyback" registration rights set forth on Schedule 4.14 with respect to the 200,000 shares (as such number may be adjusted for any of the events set forth in Section 3.2) of Parent Stock issued at the Closing.

5.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SHAREHOLDERS

         The Shareholders and the Company have delivered, or will with the Disclosure Memorandum deliver, to Parent certain documents and materials pursuant to this Agreement, and all such documents and materials are or will be true, correct and complete as of the date furnished, and any and all modifications or amendments thereto have been or will be delivered to Parent with the Disclosure Memorandum. At all times prior to and including the date of the Closing, the Shareholders and the Company shall promptly provide Parent with written notification of any event, occurrence or other information of any kind whatsoever which affects or may affect, the continued truth, correctness or completeness of any representation or warranty made in this Agreement or any information contained in the Disclosure Memorandum. To induce Merger Sub and Parent to enter into and perform this Agreement, the Company and each of the Shareholders jointly and severally represent and warrant to Merger Sub and Parent as follows:

         5.1.     Organization, Authority and Qualifications.

          (a) The Company is a corporation duly organized and validly existing under the Laws of the State of Delaware. The Company has offices and places of business at the locations specified in the Disclosure Memorandum. The Company has full corporate power and authority and is entitled to own or lease its properties and to carry on its business as and in all places where such business is conducted and such properties are owned or leased. The Company is duly qualified as a foreign corporation to do business and is in good standing in all the jurisdictions where such qualification is necessary. The Shareholders have previously furnished or will deliver the Disclosure Memorandum to Parent with true, correct and complete copies of the articles of incorporation and bylaws of the Company, as amended to date. The Shareholders have delivered or will deliver the Disclosure Memorandum to Parent with true, correct and complete copies of (i) the

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     minutes and other similar  records of meetings of the  shareholders  of the
     Company and its board of directors, which contain all records of meetings and actions taken in lieu thereof of the Company's board of directors and shareholders and show all corporate actions taken in lieu by the directors and shareholders of the Company, and any committees of the board of directors, and (ii) its share transfer records, which reflect fully all issuances, transfers and redemptions of the Company's shares since the date of its incorporation.

          (b) The Company has the full right, power, and authority to execute and deliver this Agreement and any other agreements or instruments contemplated by this Agreement ("Other Agreements") to which it is a party and to perform and comply with this Agreement and the Other Agreements to which it is a party. This Agreement and the Other Agreements to which the Company is a party have been duly and validly executed and delivered by the Company and constitute the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms.

5.2.     Ownership of Shares; Subsidiaries.

          (a) The Company has a total authorized share capital as set forth in the Disclosure Memorandum; all of the issued and outstanding Shares are owned of record and beneficially by the Shareholders as set forth in the Disclosure Memorandum. All of the Shares are duly authorized, validly issued, fully paid and nonassessable and were authorized, offered, issued and sold in accordance with all applicable securities and other Laws and all rights of the Company's shareholders and other Persons. The articles of incorporation of the Company have not provided and do not provide for preemptive rights in favor of any person. There are no outstanding securities convertible into the share capital or rights to subscribe for or to purchase, or any options for the purchase of, or any agreements or arrangements providing for the issuance (contingent or otherwise) of, or any Actions relating to, the share capital of the Company. There are no voting trusts, proxies or other agreements or understanding with respect to the voting of the share capital of the Company. The Company is not subject to any obligation to repurchase or otherwise acquire or retire any of its share capital, and the Company has no liability for dividends declared or accrued, but unpaid, with respect to its share capital. The Company has not purchased or redeemed any of its share capital.

          (b) The Company does not own and has no interest, direct or indirect, or any commitment to purchase or otherwise acquire, any share capital or other equity interest, direct or indirect, in any other Person, except as set forth in the Disclosure Memorandum. All such interests so set forth are owned of record and beneficially by the Company and are duly authorized, validly issued, fully paid and nonassessable, and were authorized, offered, issued and sold in accordance with all applicable securities and other Laws.

          (c) The Shareholders are the owners of the Shares, and the Company is the owner of all investments required to be disclosed under Paragraph 5.2(b), free and clear of any and all Liens of any kind whatsoever. There are no outstanding contracts, demands, commitments or other agreements or arrangements under which Shareholders or the Company are or may become obligated to sell, transfer or assign any of the Shares or such investments.

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5.3.     Capacity; Inconsistent Obligations.

          (a) Each Shareholder has the full right, power and authority to execute and deliver this Agreement and the Other Agreements to which he is a party and to perform and comply with this Agreement and the Other Agreements to which he is a party. This Agreement and the Other Agreements to which any Shareholder is a party have been duly and validly executed and delivered by such Shareholder and constitute the valid and legally binding obligations of such Shareholder, enforceable in accordance with their respective terms.

          (b) Neither the execution and delivery of this Agreement and the Other Agreements to which any Shareholder or the Company is a party, nor the consummation of the transactions contemplated herein or therein will (i) result in a violation of the Company's articles of incorporation or bylaws, any Law or Order or (ii) result in a breach of, conflict with or default under any term or provision of any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge, or other instrument, contract, agreement or commitment to which, with respect to clauses (i) and
     (ii), either the Company or any Shareholder is a party or by which either of them or any of their respective assets and properties, including, without limitation, the Shares, is subject or bound; nor will such actions result in (w) the creation of any Lien on any of the Shares or any of the Company's assets or properties, (x) the acceleration or creation of any obligation of the Company, (y) the forfeiture of any material right or privilege of the Company, or (z) the forfeiture of any material right or privilege of any Shareholder which may affect such Shareholder's ability to perform under this Agreement.

         5.4. Consents. The execution and delivery by each Shareholde and the Company of this Agreement and the Other Agreements to which either is a party, the consummation of the transactions contemplated herein and therein, and the performance by each Shareholder and the Company hereunder and thereunder does not (a) require the consent, approval or action of, or any filing with or notice to, any Government or other Person except such as have been obtained, which are listed in the Disclosure Memorandum, or (b) impose any other term, condition or restriction on Merger Sub or the Surviving Corporation pursuant to any business combination or takeover Law.

         5.5. No Violation; Compliance with Laws. The Company is not in default under or in violation of (a) its articles of incorporation or bylaws or
(b) any Order. The operations of the Company and its predecessors have been conducted in all material respects in accordance with all applicable Laws. Neither the Company nor any Shareholder has received any notification of any asserted past or present failure by the Company to comply with any applicable Law.

         5.6. Possession of Franchise, Licenses, Etc. The Company possesses all franchises, certificates, licenses, permits and other authorizations from Governments and self-regulatory organizations, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of its properties and assets and the conduct of its business, and the Company is not in violation of any thereof in any material respect. The Disclosure Memorandum sets forth a true and complete list of such licenses, permits and other authorizations and indicates their dates of issuance, purpose and expiration date (if any).

         5.7.   Financial  Statements.   Prior  to  the  date  hereof,  the
Shareholders have delivered to Parent copies of (i) the Company's financial statements and related documents as indicated on Schedule 5.7 (collectively, the "Financial Statements"), and (ii) the Company's most recent Balance Sheet as at the date (the "Reference Date") set forth on Schedule 5.7 (the "Reference Balance Sheet"). The Financial Statements are true, correct and complete, have been prepared in accordance with GAAP consistently applied, present fairly the financial condition of the Company as at the respective dates thereof and the results of the Company's operations and cash flows for the periods then ended, and are consistent with the books and records of the Company, which are true, correct and complete.

         5.8. Liabilities. The Company has no Liability, as defined in Paragraph 13.33, except (i) those reflected on the Reference Balance Sheet, (ii) Liabilities incurred in the ordinary course of business since the Reference Date (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of representation or warranty, tort, infringement or violation of Law), and (iii) as may be set forth on the Disclosure Memorandum.

         5.9. Title to Properties. The Company has good and marketable title to all properties and assets reflected in the Reference Balance Sheet, except inventories and other material assets which have been disposed of in the ordinary course of business since the date thereof, and all other properties and assets necessary to conduct its business as currently being conducted and as conducted during the periods covered by the Financial Statements (other than leased property), free and clear of any and all Liens, except as may be set forth in the notes to the Reference Balance Sheet.

        5.10. Receivables. All notes and accounts receivable shown on the Reference Balance Sheet and all such receivables now held by the Company are valid and collectible obligations and were not and are not subject to any offset or counterclaim, except for amounts reserved against such receivables which are reflected on the Reference Balance Sheet and with respect to notes and accounts receivable arising after the Reference Date and now outstanding, except for a percentage thereof equal to the percentage which said reserved amounts on the Reference Balance Sheet constituted of the aggregate of notes and accounts receivable on the Reference Balance Sheet.

         5.11.    Inventories; Services.

          (a) The inventories of the Company are merchantable and conform in all respects to all orders, contracts or commitments for such goods and customary trade standards for merchantable goods. Except as set forth on the Disclosure Memorandum, none of such items of inventory is slow moving, obsolete or below standard quantity. Each item of inventory reflected on the Reference Balance Sheet and the books and records of the Company is valued at the lower of cost or market in accordance with GAAP.

          (b) All products held by the Company for sale to its customers meet the standards of (i) all applicable Laws pertaining to such products and
     (ii) all contractual commitments and all express or implied warranties made by the Company to its customers. The Company has no Liability, and there is no basis for any Action, for repair or replacement of any products sold or services performed by the Company or other damages in connection therewith, except for Liabilities and Actions fully covered by the reserve, on the Reference Balance Sheet. None of the products sold or otherwise distributed or services performed by the Company or its predecessors prior to the date hereof shall have been, nor has the Company or its predecessors received any notice claiming the same to be, hazardous or unsafe in design, specification, material, content, function or otherwise.

         5.12.    Personal Property.

          (a) All of the machinery, equipment, vehicles, and other items of tangible personal property which are owned or leased by the Company are in good condition and repair, subject to normal wear and tear, suited for the use intended and are and have been operated in conformity in all material respects with all applicable Laws There are no material defects or conditions which would cause such tangible personal property to be or become inoperable or unsafe.

          (b) To the best of each Shareholder's and the Company's knowledge, all lessors of any machinery, equipment or other tangible personal property leased by the Company have fully and completely performed and satisfied their respective duties and obligations under such leases, and the Company has not brought or threatened any Action against any such lessor for failure fully and completely to perform and satisfy its duties and obligations thereunder.

         5.13.    Real Property.

          (a) The Company has good title to all of the real property reflected on the Reference Balance Sheet as owned by the Company (collectively, the "Real Property"), free and clear from all defects and Liens, except as may be set forth in the notes to the Reference Balance Sheet.

          (b) All of the Real Property is free from any development, use or occupancy restrictions, except those imposed by applicable Law, and from all special taxes or assessments, except those generally applicable to other properties in the tax districts in which the Real Property is located. No options have been granted to others to purchase, lease or otherwise acquire any interest in the Real Property or any part thereof. The Company has the exclusive right of possession of each tract or parcel comprising its Real Property.

          (c) The present use, occupancy and operation of the Real Property, and all aspects of the Improvements, as defined in Paragraph 13.28, to the Real Property are in compliance in all material respects with all, and not in violation of any, Laws and with all private restrictive covenants of record, and no Shareholder has knowledge of any proposed change therein that would affect any of the Real Property or its use, occupancy or operation. There exists no conflict or dispute with any Government or other Person relating to any Real Property or the activities thereon. No portion of the Real Property is subject to any classification, designation or preliminary determination of any Government or pursuant to any Law which would restrict the use, development, occupancy or operation of the Real Property in connection with the Company's business in any material respect. All Improvements are in good condition and repair, suited for the operation of the Company's business.

          (d) Neither the Company nor any other Person has caused any work or improvements to be performed upon or made to any of the Real Property for which there remains outstanding any payment obligation that would or might serve as the basis for any Lien in favor of the Person who performed the work.

          (e) All requisite certificates of occupancy and other permits and approvals required with respect to the Improvements and the use, occupancy and operation thereof have been obtained and paid for and are currently in effect and free of restrictions.

         5.14. Leased Real Property. Each parcel or tract of real property which is used by the Company in its business and does not constitute the Real Property is subject to a lease or sublease to which the Company is a party (individually, a "Real Property Lease"). All such Real Property Leases are valid and in full force and effect in accordance with their terms. The Shareholders have furnished, or will with the Disclosure Memorandum furnish, Parent with true, correct and complete copies of all written Real Property Leases including any and all modifications thereof. There is not under any of the Real Property Leases (a) any default by the Company, or any event of default or event which with notice or lapse of time, or both would constitute a default by the Company and in respect of which the Company has not taken adequate steps to prevent a default on its part from occurring or (b) to the knowledge of the Company or any Shareholder, any existing default by any other party to any Real Property Lease, or event of default or event which with notice or lapse of time, or both, would constitute a default by any other party to any Real Property Lease.

         5.15. Ability to Conduct Business and Intellectual Property Rights. The Company owns or validly licenses the right to use all technology, proprietary information, know-how, ideas (patented or unpatented), data, licenses, customer lists, processes, formulas, trade secrets, telephone numbers, fax numbers, computer software, computer programs, designs, inventions, trademarks and service marks, trademark and service marks registrations and applications therefor, registered and common law copyrights, and registered copyright applications, trade names (whether or not registered or registrable), service marks, service mark registrations and applications therefor, Internet domain names and web sites (collectively, the "Proprietary Rights") necessary to conduct its business as its business is presently being conducted. The Disclosure Memorandum sets forth a complete and correct list (including, where applicable, registration numbers and dates of filing, renewal and termination) of all Proprietary Rights. Company has exercised reasonable efforts to protect its Proprietary Rights. Except as reflected on the Disclosure Memorandum, no Consent of any Person will be required for the use of the Proprietary Rights after the consummation of the Merger contemplated hereby and the transactions hereunder will not result in any breach of any agreement relating to any Proprietary Rights. No claim or opposition has been asserted by any Person to the ownership of or Company's right to use any of the Proprietary Rights or challenging or questioning the validity or effect of any license or agreement relating thereto, and there is no valid basis for any such claim or assertion. Each of the Proprietary Rights is valid and subsisting, has not been canceled, abandoned or otherwise terminated and, if applicable, has been duly asserted, registered and filed. The Proprietary Rights owned by Company are owned free and clear of all Liens. The Surviving Corporation's use of the Proprietary Rights will not, and the conduct of the business as presently conducted does not, infringe on or violate the rights of any other Person. No proceedings have been instituted, are pending or threatened or are, to the knowledge of the Shareholders or Company, contemplated that challenge or oppose the rights of Company with respect to any of the Proprietary Rights. Company has not received any notice or inquiry from any Person of any alleged infringement by Company of any intellectual property right. Company has not given and is not bound by any agreement of indemnification in connection with any Proprietary Rights or Product or service sold or performed by it. Set forth on the Disclosure Memorandum is a true, correct and complete list of all confidentiality agreements and all other contracts, royalty agreements, licenses or other understandings or arrangements entered into relating to the Proprietary Rights and all such contracts are in full force and effect.

         5.16.    Contracts.

          (a) All of the Company Contracts, as defined in Paragraph 13.8, have been entered into in the ordinary course of the Company's business on commercially reasonable terms, are valid and enforceable in all material respects in accordance with their terms, are in full force and effect, and will continue to be valid and enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated herein. None of the Company Contracts is likely to result in a loss to the Company upon completion of performance, and all of the Company Contracts can be fulfilled or performed by the Company in accordance with their respective terms without undue or unusual expenditures of money or effort. All of the Company Contracts will be listed on the Disclosure Memorandum. True, correct and complete copies of all Company Contracts have been delivered or will with the Disclosure Memorandum be made available to Parent.

          (b) There are no existing material defaults, events of default or events which, with the giving of notice or lapse of time or both, would constitute a material default by the Company under any Company Contract. No event has occurred which may hereafter give rise to right of termination, acceleration, damages or any other remedy under any Company Contract.

         5.17. Insurance. The Company has obtained and maintains insurance policies which provide adequate coverage to insure the assets, properties and business of the Company against such risks and in such amounts as are prudent and customary, and all such policies are in force and effect. All premiums due on such policies have been paid, and the Company has not received any notice of cancellation with respect thereto. As of the date hereof, the Company does have any Liability for premiums or for retrospective premium adjustments for any period prior to the date hereof. True, correct and complete copies of all such insurance policies have been delivered to Parent prior to the date hereof or will be made available with the Disclosure Memorandum.

         5.18. Litigation; Contingencies. Except as may be set forth in the Disclosure Memorandum, there are no Actions pending or threatened against, by or affecting the Company or the Shares which could have an adverse effect on the Company or the operation of the Company's or the Surviving Company's business after the Closing or prevent or impede the transactions contemplated by this Agreement. There are no unsatisfied judgments against the Company, any Shareholder or any of the Company's predecessors or any other Orders to which the Company, any Shareholder or any of the Company's assets and properties are subject.

         5.19. Taxes. The Company and any entity eligible or required to file a consolidated or combined Tax return with the Company (individually, an "Affiliated Entity" and collectively, the "Affiliated Entities"), has duly and timely filed all federal, state, municipal, local and foreign, if any, Tax returns and reports (including returns for estimated Taxes), and all reports and returns of all other Governments having jurisdiction with respect to all Taxes, as defined in Paragraph 13.56, (including, without limitation, consolidated or combined Tax returns of some or all of the Company and the Affiliated Entities); all such Tax returns and reports show the correct and proper amount due; and the Taxes shown on all Tax returns and reports and all Tax assessments received by the Company or any Affiliated Entity have been paid to the extent that such Taxes or estimates are due. All Taxes imposed on the Company and its Affiliated Entities by any Government and all deposits in connection therewith required by applicable Law, and all interest and penalties thereon, which are due and payable by the Company for all periods through the date hereof have been paid in full, and adequate reserves for all other Taxes, whether or not due and payable, and whether or not disputed, have been set up on the books of the Company, and such reserves will be adequate to pay all Taxes of the Company for all periods through the date of the Closing. There is not now any proposed assessment against the Company or any Affiliated Entity of additional Taxes of any kind. The Company is not a party to any Tax sharing or Tax allocation agreement, understanding, arrangement, commitment or tolling agreement. There is no dispute or Action concerning any Tax Liability of the Company claimed or raised by a Government in writing.

         5.20.    Employment and Labor Matters.

          (a) To the best of the Company's and each Shareholder's knowledge, no employee, agent, consultant or independent contractor who performs services on a regular basis for the Company plans to discontinue such relationship with the Company after the Closing.

          (b) Except as may be set forth on the Disclosure Memorandum, the Company is not a party to any agreement of any kind which deals with wages, conditions of employment, benefits or other matters affecting the employer/employee relationship with any union, labor organization or employee group. There are no controversies pending, or to the best of the Company's and each Shareholder's knowledge threatened, between the Company and any union, labor organization or employee group representing, or seeking to represent, any of its employees, and there has been no attempt by any union, labor organization or employee group to organize any of the Company's employees at any time in the past five years. The Company has substantially complied with all applicable Laws relating to wages, hours, health and safety, payment of social security withholding and other taxes, maintenance of workers' compensation insurance, labor and employment relations and employment discrimination.


          5.21. Employee Benefit Matters.

              (a) Except as set forth in the Disclosure Memorandum, the Company is not obligated to provide, directly or indirectly, any benefits for employees, including pension, bonus, medical, insurance, profit sharing or any other employee benefits, under any practice, commitment, arrangement, agreement or Law. Except as set forth in the Disclosure Memorandum, the Company does not, and has never, sponsored, maintained or contributed to any employee pension benefit plan, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company is not required to contribute, and has never been required to contribute, to any multi-employer plan within the meaning of Section 3(37)(A) of ERISA.

              (b) Except as described in the Disclosure Memorandum, the Company does not sponsor or contribute to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA. The Disclosure Memorandum lists each employee welfare benefit plan maintained by the Company or to which the Company contributes or is required to contribute (the "ERISA Plans"). Each of the ERISA Plans has been operated and administered in all material respects in accordance with applicable Laws, including but not limited to, ERISA and the Code. Neither the Company nor the Shareholders nor any of the directors, officers, employees or agents of the Company, nor to the knowledge of the Company or the Shareholders, any "party in interest" or "disqualified person" as such terms are defined in Section 3(14) of ERISA and
          Section 4975 of the Code, has been engaged in or been a party to any "prohibited transaction" with respect to the Plans as such term is defined in Section 406 of ERISA or Section 4975 of the Code. Any ERISA Plan that is a group health plan within the meaning of Section 607(1) of ERISA and Section 4980B of the Code is in compliance with the continuation coverage requirements of Section 601 of ERISA and Section 4980B of the Code. There are no pending or, to the knowledge of the Company or the Shareholders, threatened claims by or on behalf of any of the ERISA Plans, by any employee or beneficiary covered under such ERISA Plan or by any agency or governmental entity or otherwise involving any such ERISA Plan or any of its fiduciaries (other than for routine claims for benefits). The Company has not entered into any pay arrangements, plans or programs which are ERISA Plans. True copies of all ERISA Plans together with related trusts, insurance contracts, summary plan descriptions, annual reports and Form 5500 filings for the past three years, have been or will be delivered to Merger Sub with the Disclosure Memorandum.

              (c) No ERISA or non-ERISA Plan provides benefits, including without limitation, death, health or medical benefits (whether or not insured), with respect to current or former employees of the Company beyond their retirement or other termination of service with the Company other than (i) coverage mandated by applicable Law, (ii) deferred compensation benefits accrued as liabilities on the books of the Company, or (iii) benefits the full cost of which is borne by the current or former employee or his beneficiary.

              (d) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of the Company to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefits due any such employee or officer.

          5.22. Environmental Matters. The Company hold all Environmental Permits, as defined in Paragraph 13.18, necessary for conducting its business and operations and has conducted, and is presently conducting, its business and operations in full compliance in all material respects with all applicable Environmental Laws, as defined in Paragraph 13.17, and Environmental Permits. There are no existing or pending Environmental Laws with a future compliance date that will require operational changes, business practice modifications or capital expenditures at the Real Property (or any other property presently or formerly owned, operated or controlled by the Company or as to which the Company may bear responsibility or Liability), or any of the Improvements thereon. All Hazardous Materials, as defined in Paragraph 13.26, and Solid Waste, as defined in Paragraph 13.53, on, in, under or off-site from the Real Property, have been properly removed and disposed of, and no past or present disposal, discharge, spill or other release of, or treatment, transportation or other handling of Hazardous Materials or Solid Waste on, in, under or off-site from any Real Property, or adjacent property, will subject the Company or any subsequent owner, occupant or operator of such Real Property to corrective or compliance action or any other Liability. Adequate reserves have been established on the Reference Balance Sheet to cover all costs of environmental compliance and such reserves will be adequate on the date of the Closing. There are no presently pending, or to the best of the Company's and each Shareholder's knowledge, threatened Actions or Orders against or involving the Company (including any other persons or entities for whose acts or omissions the Company is responsible) relating to any alleged past or ongoing violation of any Environmental Laws or Environmental Permits, nor is the Company subject to any Liability for-any such past or ongoing violation. The Company has kept all records and made all filings required by applicable Laws with respect to emissions or potential emissions into the environment of solids, liquids, gases, heat, light, noise, radiation and other forms of matter or energy and the proper disposal of materials, including Solid Waste.

          5.23. Absence of Certain Business Practices. Neither the Company nor any officer, employee or agent of the Company, nor any other person acting on behalf of the Company, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any Person who is or may be in a position to help or hinder the Company's business (or assist the Company in connection with any actual or proposed transaction) which (a) might subject the Company or the Surviving Corporation to any material damage or penalty in any Action or which might have a material effect on the Company or its assets and properties, (b) if not given in the past, might have had a material effect on the Company's business or its assets and properties, or (c) if not continued in the future, might have a material effect on the Company or which might subject the Company or the Surviving Corporation to suit or penalty in any Action.

          5.24. Agreements and Transactions with Related Parties. Except as set forth in the Disclosure Memorandum or as contemplated by this Agreement, the Company is not directly or indirectly a party to any contract, agreement or lease with, or subject to any other obligation to repay any debt to or honor any other commitment to, (a) any party owning, or formerly owning, beneficially or of record, directly or indirectly, any the Shares of or other equity interest in the Company, (b) any Affiliate of such party, (c) any director, officer or key employee of the Company, (d) any Person in which any of the foregoing parties has, directly or indirectly, at least a five percent beneficial interest in the capital stock or other type of equity interest of such Person, or (e) any partnership in which any such party is a general partner (any or all of the foregoing being referred to herein as "Related Parties"). Without limiting the generality of the foregoing, (x) no Related Party, directly or indirectly, owns or controls any assets or properties which are or have been used in the Company's business, and (y) no Related Party, directly or indirectly, engaged in or has any significant interest in or in connection with any business (i) which is or which within the last three years has been a competitor, customer or supplier of the Company or has done business with the Company, or (ii) which as of the date hereof sells or distributes products or services which are similar or related to the Company's products or services. As of the Effective Time any loans or other advances made by the Shareholders, including, without limitation, any such set forth in the Disclosure Memorandum, will have been canceled or repaid and no obligations of any nature will be owing from the Company to the Shareholders.

          5.25. Absence of Changes. Except as expressly provided for in this Agreement, or as set forth in the Disclosure Memorandum, since the Reference
Date:

               (a) there has been no change in the business, assets, properties, Liabilities, affairs, results of operations, condition (financial or otherwise), cash flows or prospects of the Company or in its relationships with suppliers, customers, employees, lessors or others, other than changes in the ordinary course of business, none of which have had or will have a material adverse affect on the Company;

               (b) there has been no damage, destruction or loss to the assets, properties, or business of the Company, whether or not covered by insurance;

               (c) the business of the Company has been operated in the ordinary course and consistent with its prior practices;

               (d) the books, accounts and records of the Company have been maintained in the usual regular and ordinary manner on a basis consistent with prior years and in accordance with GAAP, and there has been no amendment to the articles of incorporation or bylaws of the Company;

               (e) there has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the share capital of the Company, nor has there been any direct or indirect redemption, retirement, purchase or other acquisition of any of the share capital or other securities of the Company;

               (f) no Liability of the Company has been discharged or satisfied, other than in the ordinary course of business and consistent with prior practice;

               (g) the Company has not discontinued or determined to discontinue
          the  sale  of  material   products  or  the  performance  of  services
          previously sold or rendered by the Company;

               (h) there has been no Lien (other than Liens for current Taxes which are not past due) created on or in the assets of the Company;

               (i) there has been no sale, transfer, lease or other disposition of any material asset or assets of the Company, except in the ordinary course of the Company's business consistent with past practice, and no material debt to, or claim or right of, the Company has been canceled, compromised, waived or released;

               (j) there has been no amendment, termination or waiver of, or any notice of any amendment, termination or waiver of, any material right of the Company under any Company Contract or under any franchise, certificate, license, permit or authorization from any Government;

               (k) the Company has not entered into any agreement, contract, lease or license outside the ordinary course of business;

               (l) the Company has not delayed or postponed the payment of any accounts payable and other Liabilities outside the ordinary course of business; and

               (m) there has been no change in the authorized or issued share capital of the Company or the outstanding shares or other securities of the Company.

          5.26. Returns; Consignments. No customer of the Company has any right to return any goods for credit or refund pursuant to any oral or written agreement, understanding or practice which individually or in the aggregate is material. Without limiting the generality of the foregoing, the Company does not presently have any goods in the possession of its customers on consignment or on a similar basis.

          5.27. Bank Accounts; Safety Deposit Boxes. The Disclosure Memorandum sets forth contains a list of each and every bank in which the Company maintains an account or safety deposit box, the account numbers, and the names of all persons who are authorized to draw thereon or have access thereto.

          5.28. Performance Bonds. The Disclosure Memorandum describes all contracts, work orders and jobs, oral or written, for which Company has, or is required to provide, performance or similar bonds, the amount of such bonds and the Person issuing the bonds. The Disclosure Memorandum further identifies all payments, if any, which have been made during the preceding five years under any performance or similar bonds issued on Company's behalf.

          5.29. Products/ Service Liability. There is no Action by or before any Government, Forum or Person pending, or to the knowledge of Company or any Shareholder threatened, against or involving Company in connection with any product sold by Company, alleging that the product has a defect in manufacture, design or installation, or alleging any failure to warn of any defect or in connection with any service rendered by the Company, alleging that the service was defective or not performed as required or not performed at all; nor is there any reasonable basis therefor; and there has not been any accident, happening event caused or allegedly caused by any hazard or defect or alleged hazard or alleged defect in the manufacture, design, materials, or workmanship or installation, or any failure or alleged failure to warn of the hazard, defect or alleged hazard or alleged defect, of any product sold or distributed by Company or any service rendered by the Company.

          5.30. Investment Representation. Each Shareholder is receiving shares of the Parent Stock for investment for the Shareholder's own account, noton behalf of others and not with a view to sell or otherwise distribute such shares. Each Shareholder acknowledges that such shares of Parent Stock have not been registered under the Securities Act or under any state securities Laws, and, therefore, cannot be resold unless registered under the Securities Act and applicable state securities Laws or unless an exemption from registration is available and, as a result, each Shareholder must bear the risk of an investment in the Parent Stock for an indefinite period of time. The financial condition of each Shareholder is currently adequate to bear the economic risk of an investment in the Parent Stock. Each Shareholder has sufficient knowledge and experience in investment and business matters to understand the economic risk of such an investment and the risk involved in a commercial enterprise such as Parent. Each Shareholder has received and carefully read the SEC Documents and the Current SEC Documents. Each Shareholder has had an opportunity to ask questions of, and receive answers from, officers of Parent, concerning Parent and the Parent Stock and to obtain any additional information which each Shareholder reasonably requested and is material to its investment decision. Each Shareholder is an "accredited investor" within the meaning of Regulation D under the Securities Act.

          5.31. Full Disclosure. No representation or warranty of any Shareholder contained in this Agreement or in the Disclosure Memorandum, the Schedule or any instrument, certificate, agreement or other writing delivered by or on behalf of any Shareholder pursuant to this Agreement, or in connection with the transactions contemplated herein contains any untrue or incomplete statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to any Shareholder which materially and adversely affects, or in the future may materially and adversely affect, the business, assets, properties, liabilities, affairs, actual or anticipated results of operations, condition (financial or otherwise), cash flows or prospects of the Company which has not been or is not disclosed in this Agreement, the Disclosure Memorandum or in the other instruments, certificates, agreements or writings furnished to Merger Sub by or on behalf of any Shareholder pursuant to this Agreement or in connection with the transactions contemplated herein. The information Contained in the Disclosure Memorandum shall be deemed to be part of and qualify only those sections of this Article 5 which correspond to or are referred to in the sections of the Disclosure Memorandum.

6.        REPRESENTATIONS AND WARRANTIES OF PARENT

          As an inducement to the Shareholders to enter into and perform this Agreement, and Parent hereby represents and warrants as follows:

          6.1. Organization. Parent is a corporation duly organized and validly existing under the Laws of the State of Nevada. Merger Sub is a corporation duly organized and validly existing under the Laws of the State of Texas.

          6.2. Authorization; No Inconsistent Agreements. Each of Merger Sub (upon its incorporation) and Parent has full corporate power and authority to execute and deliver this Agreement and the Other Agreements to which it is a party and to perform and comply with this Agreement and the Other Agreements to which it is a party in accordance with their respective terms. All proceedings required to be taken by Merger Sub or Parent, to authorize the execution, delivery and performance of this Agreement and the Other Agreements to which it is a party have been or will be, prior to the Effective Time, properly taken, and this Agreement and the Other Agreements to which it is a party constitute the valid and legally binding obligations of Merger Sub or Parent, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and the Other Agreements to which Merger Sub or Parent is a party, nor the consummation of the transactions contemplated herein or therein will (i) result in a violation of their respective articles of incorporation or bylaws or any Law or Order, or (ii) result in a breach of, conflict with or default under any contract or other instrument to which Parent or Merger Sub is a party or by which any of the assets of Parent or Merger Sub may be affected or secured, or will result in the creation of any Lien on any of the assets of Parent or Merger Sub or acceleration of any debt.

          6.3. Authorization or Parent Stock. The shares of the Parent Stock to be issued to the Shareholders pursuant to Paragraph 3.2 will be duly authorized and reserved for issuance at or before the Closing.

          6.4. Parent Documents. The financial statements of Parent included in the Annual Report, the SEC Documents and, to the extent applicable, the Current SEC Documents were prepared in accordance with GAAP and fairly present, in all material respects in accordance with GAAP, the financial condition and results of operation and changes in financial position as of the dates thereof.

          6.5. Full  Disclosure.  The SEC  Documents do not contain any   untrue
statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

7.        CONDUCT OF BUSINESS OF THE COMPANY PENDING CLOSING

         The Shareholders, jointly and severally, and the Company covenant and agree that, except as may otherwise be provided herein, without the prior written consent of Parent, between the date hereof and the date of the Closing:

          7.1. Business in the Ordinary Course. The business of the Company shall be conducted only in the ordinary and usual course and consistent with prior practices. Without limiting the generality of the foregoing:

               (a) the Company shall not enter into any material contracts, agreements or other arrangements in connection with the business or affecting the assets of the Company, other than those (i) entered into in the ordinary course of the business of the Company at prices and on terms consistent with the prior operating practices of the Company, or
          (ii) which do not obligate the Company to provide goods or services to any customer or third party for a period in excess of 12 months (unless terminable upon 30 days notice or less) or do not involve the payment of an amount in excess of $10,000; provided, however, that the Company will not enter into any contract nor effect any transaction with any Related Party;

               (b) except for the disposal of used furniture, fixtures and equipment, the utilization of miscellaneous office supplies and the sale of inventory to customers, all in the ordinary course of the business of the Company in accordance with past practices, the Company shall not sell, assign, transfer, convey, pledge, mortgage, encumber or otherwise dispose of, or cause the sale, assignment, transfer, conveyance, pledge, mortgage, encumbrance or other disposition of, any of the assets or properties of the Company, and in no event shall any of the assets or properties of the Company be disposed of to Related Parties without Parent's prior written consent;

               (c) all efforts to collect notes and accounts receivable shall be undertaken in the ordinary course in accordance with past practices, and no rebates, discounts or concessions shall be granted after the date of this Agreement other than in the ordinary course in accordance with past practices;

               (d) the Company shall maintain, preserve and protect all of its assets and properties in good condition, except for ordinary wear and tear;

               (e) the books, records and accounts of the Company shall be maintained in the ordinary course of business on a basis consistent with prior practices and in accordance with GAAP;

               (f) each Shareholder shall use his best efforts, and shall cause the Company to use its best efforts, to preserve the Company's business, to preserve the goodwill of the Company's suppliers, customers and others having business relations with the Company which relate to its business, and to assist Merger Sub in retaining the services of key employees and agents of the company, to the extent desired by Merger Sub;

               (g) the Company shall not declare or pay any dividend or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its capital stock; and

               (h) each Shareholder and the Company shall not take, or agree to take, any action which would make any representation or warranty of him or the Company contained herein, untrue, incorrect or misleading in any material respect as of the date when made or at any time through the Closing.

          7.2. Compensation. No increase in the compensation or rate of compensation or commissions payable or to become payable with respect to any employee of the Company shall be made to or any employee, and no payment of or commitment to pay any bonus, profit-share or other extraordinary compensation payment or other arrangement (whether current or deferred) shall be made to or with any such employee.

8.        CONDITIONS TO OBLIGATIONS OF MERGER SUB AND PARENT

          All obligations of Merger Sub and Parent hereunder are subject to the fulfillment and satisfaction of each and every one of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by Merger Sub or Parent, provided that no such waiver shall be effective unless it is set forth in a writing executed by Merger Sub or Parent:

          8.1. Contribution of all Outstanding Related Party obligations. Prior to the Closing, each of the Shareholders shall have contributed any outstanding obligations owed by the Company to them to the capital of the Company and converted such obligations into equity.

          8.2. Representations and Warranties. The Shareholders shall have delivered the Disclosure Memorandum to Parent, together with the warranty of the Shareholders that all of the information disclosed therein is true, correct and complete, and the matters disclosed therein shall be reasonably satisfactory to Parent and shall not disclose any fact, condition or circumstance which has had or is reasonably likely to have a material adverse effect on the Company or its business, assets, Liabilities, results of operations or financial condition. Subject to the exceptions and supplemental information set forth in the Disclosure Memorandum, the representations and warranties contained in Article 5 shall be true, correct and complete as of the date when made and shall be deemed to be made again at and as of the date of the Closing and shall be true, correct and complete at and as of such time.

          8.3. Compliance with Agreements and Conditions. Each Shareholder and the Company shall have performed and complied with all agreements and conditions required hereby to be performed or complied with by them prior to or on the date of the Closing.

          8.4. Certificate of the Shareholders. Each Shareholder shall have delivered to Merger Sub certificates executed by such Shareholder, dated the date of the Closing, (i) certifying in such detail as Merger Sub may reasonably request as to the fulfillment and satisfaction of the conditions specified in Paragraphs 8.2 and 8.3 and (ii) certifying that such Shareholder either waives or has no claim against the Company or Merger Sub in respect of any indebtedness or for any unpaid dividends, bonuses, profit sharing or other rights or claims of any kind, nature or description.

          8.5. Resolutions. Merger Sub shall have received duly adopted resolutions of the Board of Directors and the Shareholders of the Company, certified by the Secretary of the Company as of the date of the Closing, authorizing and approving the execution hereof and all other documents executed by it including, without limitation, the Other Agreements, and the taking of any and all other actions necessary to enable the Company to comply with the terms hereof and to consummate the Merger.

          8.6. Government Consents. Parent, Merger Sub and the Company shall have received all required consents from any and all Governments and from any quasi governmental agencies or public corporations or self-regulatory bodies or judicial authority having jurisdiction over the transactions contemplated hereby, or any part hereof or the business of Surviving Corporation following the Merger.

          8.7.  No    Material    Adverse   Change.  There   shall  have been no
material adverse change in the financial condition, results of operations, business or assets of the Company since the Reference Date.

          8.8.  Intentionally left blank.

          8.9. Due Diligence. Parent and its representatives shall have completed their due diligence review of the Company's books, records, Government filings, agreements, plans and other matters relating to Company's business, properties, assets, Liabilities and affairs, and shall be reasonably satisfied with the results thereof.

          8.10. Board  Approval.  Parent's  Board of   Directors    shall   have
approved  this  Agreement  and the  transactions contemplated herein.

          8.11. No Inconsistent Requirements. No Action shall have been instituted by any Government or Person (i) against a party hereto to restrain or prohibit the consummation of the transactions herein or (ii) which could reasonably be expected to have a material adverse effect on the Company.

          8.12. Related Party Matters. All agreements and commitments of any kind between the Company and any Related Party shall, in the reasonable opinion of Parent, be on the substantially the same terms as if with an unrelated party or shall be renegotiated and amended in a manner reasonably satisfactory to Parent.

9.        CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS AND THE COMPANY

          All obligations of the Shareholders and the Company hereunder are subject to the fulfillment and satisfaction of each and every one of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by the Shareholders, provided that no such waiver shall be effective unless it is set forth in a writing executed by each
Shareholder:

          9.1. Representations and Warranties. The representations and warranties contained in Article 6 hereof shall be true and correct on and as of the date when made and shall be deemed to be made again at and as of the date of the Closing and shall be true and correct at and as of such time.

          9.2. Compliance with Agreements and Conditions. Merger Sub and Parent shall have performed and complied with all agreements and conditions required hereby to be performed or complied with by Merger Sub or Parent prior to or on the date of the Closing.

          9.3. Certificates of Parent and Merger Sub. Parent and Merger Sub shall have delivered to Seller a certificate executed by one of their respective officers, dated the date of the Closing, certifying in such detail as the Shareholders may reasonably request as to the fulfillment and satisfaction of the conditions specified in Paragraphs 9.1 and 9.2.

          9.4. Resolutions. Merger Sub and Parent shall have delivered to the Shareholders duly adopted resolutions of the Board of Directors of Merger Sub and Parent, certified by the Secretary or an Assistant Secretary of Merger Sub or Parent as of the date of the Closing, authorizing and approving the execution hereof and the taking of all other actions necessary to enable Merger Sub and Parent to comply with the terms hereof and to consummate the Merger.

10.       INDEMNITIES

          10.1. Indemnification by the Shareholders. In accordance with and subject to the provisions of this Article 10, the Shareholders shall jointly and severally indemnify and hold harmless the Surviving Corporation, Parent, their Affiliates, and the officers, directors, agents and employees of the Surviving Corporation, Parent and their Affiliates (collectively, the "Indemnitees") from and against and in respect of any and all loss, damage, Liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, the "Indemnified Losses"), suffered or incurred by any one or more of the Indemnitees by reason of, or arising out of:

               (a) any misrepresentation or breach of representation or warranty contained in this Agreement, the Schedules, the Disclosure Memorandum or any certificate, instrument, agreement or other writing delivered by or on behalf of any Shareholder or the Company pursuant to this Agreement or in connection with the transactions contemplated herein, or the breach of any covenant or agreement of any Shareholder or the Company contained in this Agreement or in the Schedules, the Disclosure Memorandum or any certificate, instrument, agreement or other writing delivered to Merger Sub or Parent by or on behalf of any Shareholder or the Company pursuant to this Agreement or in connection with the transactions contemplated herein; and

               (b) any and all Actions, Orders, assessments, fees and expenses incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnification.

          10.2. No Liability or Contribution by the Surviving Corporation. The Surviving Corporation shall not have any Liability to either Shareholder as a result of any misrepresentation or breach of representation or warranty by the Company contained in this Agreement, any Schedule, certificate, instrument, agreement or other writing delivered by or on behalf of any Shareholder or the Company pursuant to this Agreement or in connection with the transactions contemplated herein, or the breach of any covenant or agreement of any Shareholder or the Company contained in this Agreement or in any Schedule, certificate, instrument, agreement or other writing delivered to Merger Sub by or on behalf of any Shareholder or the Company pursuant to the provisions of this Agreement or in connection with the transactions contemplated herein, and no Shareholder shall have any right of indemnification or contribution against the Surviving Corporation on account of any event or condition occurring or existing prior to or on the date hereof.

          10.3. Survival. The representations and warranties of each Shareholder and the Company contained in this Agreement or in any Schedule, certificate, instrument, agreement or other writing delivered by or on behalf of any Shareholder or the Company pursuant to this Agreement or in connection with the transactions contemplated herein shall survive any investigation heretofore or hereafter made by Merger Sub or Parent and the consummation of the transactions contemplated herein and shall continue in full force and effect for the periods specified below ("Survival Period"):

               (a) the representations and warranties relating to the reporting, payment or Liability for Taxes or relating to litigation, labor and employment matters, environmental matters (i.e. Paragraphs 5.18, 5.19, 5.20, 5.21, 5.22 and 5.23) related party matters and certain business practices, shall survive until the expiration of any applicable statute or period of limitations, and any extensions thereof; and

               (b) all other representations and warranties of each Shareholder (other than those contained in Paragraphs 5.1, 5.2, 5.3, 5.4, 5.5 and
          5.9 which shall survive indefinitely) shall be of no further force and effect after the expiration of three (3) years from and after the date hereof.

          Anything to the contrary notwithstanding, the Survival Period shall be extended automatically to include any time period necessary to resolve a claim for indemnification which was made before expiration of the Survival Period but not resolved prior to its expiration, and any such extension shall apply only as to the claims asserted and not so resolved within the Survival Period. Liability any such item shall continue until such claim shall have been finally settled, decided or adjudicated.

11.       TERMINATION

          11.1. Passage of Time. This Agreement may be terminated by either party if the conditions to Closing contained in Articles 8 and 9 shall not have been satisfied or waived in writing on or before August 31, 1999; provided, however, a party shall promptly notify the other parties hereto in writing if it becomes aware of circumstances which would cause such other party to breach or be unable to comply with or perform the conditions to Closing contained in Articles 8 or 9 as applicable. Upon any such termination, no party shall have any further rights, Liabilities or obligations hereunder; provided, however, if any of the terms and conditions contained herein have been breached by any party, the non-breaching parties may pursue whatever rights and remedies they may have at Law, in equity or otherwise by reason of such breach regardless of such termination, and such termination shall not constitute an election of remedies.

12.       MISCELLANEOUS

          12.1. Notices. All notices or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by pre-paid, first class certified or registered mail, return receipt requested, or by facsimile transmission, to the intended recipient thereof at its address or facsimile number set out below with copies to the Persons set forth on Schedule 12.1. Any such notice or communication shall be deemed to have been duly given immediately (if given or made in person or by facsimile confirmed by mailing a copy thereof to the recipient in accordance with this Paragraph 12.1 on the date of such facsimile), or five days after mailing (if given or made by mail), and in proving same it shall be sufficient to show that the envelope containing the same was delivered to the delivery service and duly addressed, or that receipt of a facsimile was confirmed by the recipient as provided above. The addresses and facsimile numbers of the parties for purposes of this Agreement are set forth on the signature page hereto below their respective signatures. Either party may change the address to which notices or other communications to such party shall be delivered or mailed by giving notice thereof to the other party hereto in the manner provided herein.

          12.2. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          12.3. Governing Law. The validity and effect of this Agreement   shall
be governed by and construed and enforced in accordance with the Laws of the State of Texas, without regard to its conflicts of Laws rules.

          12.4. Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Neither the Company nor any Shareholder may assign, delegate or otherwise transfer any of their rights or obligations under this Agreement without the written consent by Merger Sub or Parent. This Agreement may be assigned by Merger Sub to any Affiliate or Parent, provided that no such assignment shall relieve Merger Sub of its obligations hereunder.

          12.5. Partial   Invalidity    and   Severability.   All   rights   and
restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable Laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term of this Agreement, or part thereof, not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a Forum of competent jurisdiction, it is the intention of the parties that the remaining terms hereof, or part thereof, shall constitute their agreement with respect to the subject matter hereof and all such remaining terms, or parts thereof, shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

          12.6. Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by either party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by either party hereto of any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

         12.7. Headings. The headings of particular provisions of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement.

         12.8. Number and Gender. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

         12.9. Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement between the parties with respect to the matters covered hereby. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of the party entitled to the benefit of the provision against whom enforcement is sought.

         13.      DEFINITIONS

For purposes of this Agreement, the following capitalized terms shall have the meanings specified with respect thereto below:

         13.1. "Action" shall mean any action, suit, litigation, complaint, counterclaim, claim, petition, mediation contest, or administrative proceeding, whether at Law, in equity, in arbitration or otherwise, and whether conducted by or before any Government or other Person.

         13.2.    Intentionally left blank.

         13.3. "Affiliate" of any Person shall mean any other Person directly or indirectly Controlling, Controlled by, or under direct or indirect common Control with the former Person.

         13.4. "Affiliated Entity" or "Affiliated Entities" shall have the meaning set forth in Paragraph 5.19.

         13.5. "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in the United States are required or authorized to be closed.

         13.6.    "Closing" shall have the meaning set forth in Paragraph 3.5.

         13.7. "Company" shall mean the corporation referred to in the preamble as identified on the signature page and, when such term is used in Articles 4, 5, 7 and 8 (except Paragraph 5.2), it shall also mean both such corporation and all Persons required to be disclosed in the Disclosure Memorandum pursuant to Paragraph 5.2(b) or any of them as the context requires or permits, and the use of the possessive form of the term shall mean things belonging or relating to such corporation or any such Person. The Disclosure Memorandum shall identify the specific Person(s) in any disclosure relating to the Company as so defined, and general references to the Company as such shall not be acceptable.

         13.8. "Company Contracts" means all existing written and oral material agreements and commitments of the Company, including without limitation all employment and consulting contracts, union contracts, distributorship agreements, agreements with suppliers and customers, leases, licenses, employee benefit plans, deferred compensation agreements, indentures, notes, bonds, mortgages, security agreements, loan agreements, guarantees, franchise agreements, agreements in respect of the issuance, sale, repurchase or transfer of the Company's share capital, bonds or other securities, powers of attorney, and any contract which involves a payment of more than $10,000 or has a term or requires performance over a period of more 180 days.

         13.9. "Confidential Information" shall have the meaning set forth in Paragraph 4.10.

         13.10. "Control" means a Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract or otherwise.

         13.11. "Corporate Laws" shall have the meaning set forth in Paragraph 1.1.

         13.12. "Current SEC Documents" shall have the meaning set forth in Paragraph 4.7.

         13.13.   "Disclosee" shall have the meaning set forth in Paragraph
4.10.

         13.14. "Disclosing Party" shall have the meaning set forth in Paragraph 4.10.

         13.15. "Disclosure Memorandum" shall have the meaning set forth in Paragraph 4.11.

         13.16. "Effective Time" shall have the meaning set forth in Paragraph 3.5.

         13.17. "Environmental Laws" shall mean all federal, national, state, provincial, municipal, and local Laws, statutes, norms, ordinances, rules, regulations, general or particular conditions, conventions, requirements, decrees, covenants and common Law principles relating to health, safety and the environment, including without limitation, Laws, statutes, ordinances, rules, regulations, conventions, decrees, covenants and common Law principles relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or Hazardous Materials or wastes of every kind and nature into the environment (including without limitation ambient air, surface water, ground water, soil and subsoil), or otherwise relating to the manufacture, generation, processing, distribution, application, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, or to occupational or worker safety and health, and any and all Laws, rules, regulations, codes, directives, guidelines, policies, plans, orders, decrees, judgments, injunctions, consent agreements, stipulations, provisions and conditions of Environmental Permits, licenses, injunctions, consent agreements, stipulations, certificates of authorization, and other operating authorizations, notices or demand letters issued, entered, promulgated or approved thereunder.

         13.18. "Environmental Permits" shall mean all permits, licenses, certificates, approvals, authorizations, regulatory plans or compliance schedules required by applicable Environmental Laws, or issued by a Government pursuant to applicable Environmental Laws, or entered into by agreement of the party to be bound, relating to activities that affect human health or the environment, including without limitation, permits, licenses, certificates, approvals, authorizations, regulatory plans and compliance schedules for air emissions, water discharges, pesticide and herbicide or other agricultural chemical storage, use or application, and Hazardous Material or Solid Waste generation, use, storage, treatment and disposal.

         13.19.   "ERISA" shall have the meaning set forth in Paragraph 5.21.

         13.20. "ERISA Plans" shall have the meaning set forth in Paragraph 5.21.

         13.21. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         13.22.  "Forum"  shall  mean  any  federal,   national,  state,  local,
municipal or foreign court, governmental agency, administrative body or agency, tribunal, private alternative dispute resolution system, or arbitration panel.

         13.23. "Financial Statements" shall have the meaning set forth in Paragraph 5.7.

         13.24. "GAAP" shall mean generally accepted accounting principles published by the Financial Accounting Standards Board, consistently applied.

         13.25. "Government" shall mean any federal, national, state, provincial, local, municipal, or foreign government or any department, commission, board, bureau, agency, public corporations, self-regulatory bodies, instrumentality, unit, or taxing authority thereof.

         13.26. "Hazardous Material" shall mean any substance or material, including without limitation raw materials, commercial products and wastes or waste products that, because of its quantity, concentration, or physical, chemical or infectious characteristics may cause or significantly contribute to an increase in mortality or an increase in serious, irreversible or incapacitating illness, or pose a substantial hazard to human health or the environment, including without limitation all substances and materials designated as hazardous or toxic under any applicable Environmental Law.

         13.27. "Hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and "article," "paragraph," "Schedule," "Exhibit" and like references are to this Agreement unless otherwise specified.

         13.28. "Improvements" shall mean all buildings, structures and other improvements of any and every nature located on the Real Property and all fixtures attached or affixed, actually or constructively, to the Real Property or to any such buildings, structures or other improvements.

         13.29. "Indemnified Losses" shall have the meaning set forth in Paragraph 10.1.

         13.30. "Indemnitees" shall have the meaning set forth in Paragraph 10.1.

         13.31. "Known," "to the knowledge of," "to the best knowledge of," "aware" or words of similar import employed in this Agreement with reference to any individual or entity shall be conclusively presumed to mean that the person or entity has made reasonable and diligent efforts under the circumstances to become knowledgeable; in the case of the Company, "knowledge" shall be deemed to be the individual and collective knowledge (as defined above) of its directors and senior officers and managers.

         13.32. "Law" shall mean all federal, national, state, provincial, local, municipal or foreign constitutions, statutes, rules, regulations, ordinances, acts, codes, legislation, treaties, conventions, judicial decisions and similar laws and legal requirements, whether of the United States of America or any other jurisdiction as in effect from time to time.

         13.33. "Liability" shall mean any liability or obligation whether known
or  unknown,  asserted  or  unasserted,   absolute  or  contingent,  accrued  or
unaccrued, liquidated or unliquidated and whether due or to become due.

         13.34. "Lien" shall mean any mortgage, pledge, hypothecation, security interest, encumbrance, claim, restriction on use, lien or charge of any kind, or any rights of others, however evidenced or created (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the lien notice records or other similar legislation of any jurisdiction.

         13.35.   "Merger" shall have the meaning set forth in Paragraph 1.1.

         13.36.   "Merger Sub" shall have the meaning set forth in the Preamble.

         13.37. "Orders" shall mean all applicable orders, writs, judgments, decrees, rulings, consent agreements, and awards of or by any Forum or entered by consent of the party to be bound.

         13.38. "Other Agreements" shall have the meaning set forth in Paragraph 5.1(b).

         13.39.   "Parent" shall have the meaning set forth in the Preamble.

         13.40. "Parent Stock" shall have the meaning set forth in Paragraph 3.2.

         13.41. "Person" shall include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a Government.

         13.42. "Real Property" shall have the meaning set forth in Paragraph 5.13.

         13.43. "Real Property Lease" shall have the meaning set forth in Paragraph 5.14.

         13.44. "Reference Balance Sheet" shall have the meaning set forth in Paragraph 5.7.

         13.45. "Reference Date" shall have the meaning set forth in Paragraph 5.7.

         13.46. "Related Parties" shall have the meaning set forth in Paragraph 5.24.

         13.47.   "Schedules" shall refer to the Schedules to this Agreement.

         13.48.   "SEC" shall have the meaning set forth in Paragraph 4.7.

         13.49. "SEC Documents" shall have the meaning set forth in Paragraph 4.7.

         13.50. "Securities Act" shall have the meaning set forth in Paragraph 4.8.

         13.51. "Shareholders" shall have the meaning set forth in the Preamble.

         13.52.   "Shares" shall have the meaning set forth in the Recitals.

         13.53. "Solid Waste" shall mean any garbage, refuse, sludge from a waste treatment plant, water supply treatment plant, or air pollution control facility and other discarded material, including solid, liquid, semisolid, or contained gaseous material resulting from industrial, commercial, mining and agricultural operations, and from community activities.

         13.54. "Survival Period" shall have the meaning set forth in Paragraph 10.3.

         13.55. "Surviving Corporation" shall have the meaning set forth in Paragraph 1.1.

         13.56. "Taxes" shall mean any present or future taxes, levies, imposts, duties, assessments, deductions, withholdings or other charges of whatever nature, including without limitation income, gross receipts, excise, property, sales, use, customs, value added, consumption, transfer, license, payroll, employee income, withholding, social security, and franchise taxes, now or hereafter imposed or levied by the United States of America or any Government or by any department, agency or other political subdivision or taxing authority thereof or therein, all deposits required in connection therewith, and all interests, penalties, additions to tax, and other similar Liabilities with respect thereto.

         13.57. "Territory" shall refer to New York, South Carolina, Texas and California and any other state in which Parent, the Surviving Corporation or the Company conducted business during the four-year period preceding the date of this Agreement or during the five-year period commencing upon the consummation of the Merger, each of which is a current market or target market of the Surviving Corporation.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized agents as of the day and year first above written.

                                         PARENT

                                         Dallas Gold & Silver Exchange, Inc.


                                         By:
                                         Name:    Dr. L. S. Smith
                                         Title:   Chairman
                                                  519 Interstate 30, Suite 243
                                                  Rockwall, TX  75087
                                         Attn:    Dr. L. S. Smith
                                         Facsimile No.: 972-772-3093


                                         MERGER SUB

                                         Silverman Acquisition, Inc.


                                         By:
                                         Name:    Dr. L. S. Smith
                                         Title:   Chairman
                                                  519 Interstate 30, Suite 243
                                                  Rockwall, TX  75087
                                         Attn:    Dr. L. S. Smith
                                         Facsimile No.: 972-772-3093


                                         COMPANY

                                         Jewel Cash, Inc.


                                         By:
                                         Name:    Stuart Fetter
                                         Title:   President
                                         546 Long Point Road, Suite 100
                                         Mt. Pleasant, South Carolina  29646
                                         Attn:  Stuart Fetter
                                         Facsimile No.:  843-216-1025

                                     SHAREHOLDERS:


Percentage:       88.294%

                                     Name:  Stuart Fetter
                                     Address: 546 Long Point Road, Suite 100
                                              Mt. Pleasant, South Carolina 29646
                                     Facsimile No.: 843-216-1025


Percentage:       2.137%

                                     Name:  Janice Fetter
                                     Address: 546 Long Point Road, Suite 100
                                              Mt. Pleasant, South Carolina 29646
                                     Facsimile No.: 843-216-1025


Percentage:       7.432%

                                     Name:  David Reiszl
                                     Address: 546 Long Point Road, Suite 100
                                              Mt. Pleasant, South Carolina 29646
                                     Facsimile No.: 843-216-1025


Percentage:       2.137%

                                     Name:  Harry Aureli
                                     Address: 546 Long Point Road, Suite 100
                                              Mt. Pleasant, South Carolina 29646
                                     Facsimile No.: 843-216-1025

                               INDEX TO SCHEDULES




   Schedule
------------
     4.14       Piggyback Registration Rights
     5.7        Financial Statements/Reference Date
    12.1        Copies of Notices

                                  SCHEDULE 4.14
                                       TO
                          AGREEMENT AND PLAN OF MERGER


                          Piggyback Registration Rights

         Section 1. Definitions As used in this Piggyback Registration Rights Schedule, the following terms have the meanings indicated:

         "Act" means the Securities Act of 1933, as amended.

         "Common Stock" means the common stock of Dallas Gold and Silver Exchange, Inc. par value $0.01 per share.

         "Company" means Dallas Gold and Silver Exchange, Inc.

         "Shareholder" means a holder of Registrable Shares.

         "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Section 2.1 hereof, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration, but excluding any underwriting commissions or discounts related to the Registrable Shares and any fees or disbursements of counsel to the Selling Shareholders.

         "Registrable Shares" means the 200,000 shares of Common Stock of the Company issued in connection with that certain Agreement and Plan of Merger, among the Company, Silverman Acquisition, Inc., Jewel Cash, Inc. and the shareholders of Jewel Cash, Inc. (the "Merger Agreement"), together with any shares that may be issued in respect of such 200,000 shares by virtue of any stock split, stock dividend or recapitalization.

         "Selling Shareholder" means a Shareholder selling all or a portion of its Registrable Shares pursuant to an exercise of its registration rights hereunder.

         Section 2.1 Company Registrations. If at any time or times after the date hereof, the Company shall determine to register any of its securities (for itself or for any other shareholder of securities of the Company) under the Act or any successor legislation (other than a registration relating to stock option plans, employee benefit plans or a transaction pursuant to Rule 145 under the
Act), and in connection therewith the Company may lawfully and contractually register shares of Common Stock held by the Shareholders, the Company will promptly give written notice thereof to the Shareholders and will include in such registration and effect the registration under the Act of all Registrable Shares that the Shareholders may request in writing by notice delivered to the Company within 20 days after receipt by the Shareholders of the notice given by the Company.

         Each Shareholder shall be entitled to exercise its rights pursuant to this Section 2.1 only once, provided however that in the event that such Shareholder is unable to include in such registration all of the Registrable Shares proposed to be registered by it, due to the managing underwriter's imposition of a limit on the number of Shares to be distributed, or if the registration statement pertaining to the offering is withdrawn for no fault of the selling Shareholder, or for other legal or contractual reasons, the Selling Shareholder shall be entitled to exercise its rights hereunder such number of times as shall be necessary to register all of the Registrable Shares proposed to be registered by it, and to sell such Registrable Shares pursuant to an effected registration statement that is not limited by the managing underwriter as to the amount of shares offered, is not withdrawn and is not limited for other legal or contractual reasons.

         If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Shareholders as a part of the written notice given pursuant to this
Section 2.1. In such event the right of any Shareholder to registration pursuant to this Section 2.1 shall be conditioned upon such Shareholder's participation in such underwriting and the inclusion of Registrable Shares in the underwriting to the extent provided herein.

         All Shareholders proposing to distribute their Registrable Shares through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.1, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Shares and other securities to be distributed through such underwriting. The Company shall so advise all Shareholders distributing their securities through such underwriting of such limitation and the number of shares of Registrable Shares that may be included in the registration (and underwriting if any) shall be allocated among all Shareholders in proportion, as nearly as practicable, to the respective amounts of Registrable Shares requested by such Shareholders and legally or contractually permitted to be included in such Registration Statement. No Registrable Shares excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Shareholder or Shareholders to the nearest 100 shares. The number of Registrable Shares underwritten in an offering may be limited by registration rights of a higher priority granted to persons other than the Shareholders of the Registrable Shares.

         If any Shareholder or Shareholders disapprove of the terms of any such underwriting, such Shareholder or Shareholders may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

         The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.1 prior to the effectiveness of such registration whether or not any Shareholder has elected to include securities in such registration.

         All Registration Expenses incurred pursuant to this Section 2.1 shall be borne by the Company, except for underwriting commissions and discounts attributable to shares sold by the Shareholders and any fees or disbursements of counsel to the Selling Shareholders, which discounts, commissions, fees and disbursements shall be paid by the Shareholders selling shares of Common Stock.

         Section 2.2 Assignment. Subject to compliance with applicable federal and state securities laws, the registration rights granted under this Section 2 may be assigned to any subsequent Shareholder that acquires at least 50,000 shares of Registrable Shares, provided that notice of such transfer and assignment, together with the name and address of the transferee, is given to the Company.

         Section 2.3 Obligations of the Company. Whenever, under the preceding paragraphs of this Section 2, the Company is required hereunder to register any Registrable Shares, the Company shall as expeditiously as reasonably possible:

         (a) prepare and file with the Securities and Exchange Commission ("SEC") a registration statement with respect to such shares that complies with all requirements of the Act and use its commercially reasonable efforts to cause such registration statement to become effective; provided, in no event shall the Company be limited in determining to withdraw any such registration statement at any time;

         (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply in all material respects with the provisions of the Act with respect to the sale of securities covered by such registration statement for the period necessary to complete the proposed public offering;

         (c) Furnish to the Selling Shareholders such copies of each preliminary and final prospectus and such other documents as the Selling Shareholders may reasonably request;

         (d) Enter into an underwriting agreement with customary terms and provisions as reasonably agreed by the Company and the proposed underwriter, if any, of the offering; and

         (e) Use its commercially reasonable best efforts to register and qualify the shares covered by such registration statement under applicable securities or "blue-sky" laws; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business as a foreign corporation in any such jurisdiction wherein it is not so qualified.

         Section 2.4 Obligations of the Selling Shareholders. When ever the Company is required hereunder to register any Registrable Shares, the Selling Shareholders shall furnish the Company, in writing, all information and covenants concerning the Selling Shareholders and the proposed methods of sale or other disposition of the Registrable Shares as the Company, any underwriter, the SEC and/or any state or other regulatory authority may request. The Selling Shareholders will cooperate with the Company and use reasonable efforts to assist the Company in the preparation and filing of the registration statement and all other necessary documentation and to obtain all permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to effect the registration. The Selling Shareholders agree to execute, deliver and/or file with or supply to the Company, any underwriter, the SEC and/or any state or other regulatory authority such additional information as is necessary to carry out the provisions hereof or to effect the registration or qualification of the shares under applicable securities laws and regulations of any jurisdiction and such information as the Company may reasonably require to ensure that the transfer or disposition of the registered shares is not in violation of any applicable securities laws. The Selling Shareholders further agree to furnish to the Company, not later than every thirty (30) days after the date of effectiveness of the registration statement, a report of the number of registered shares sold during such thirty (30) day period and to cancel any orders to sell and/or to reverse any sales of registered shares which orders and/or sales, in the Company's opinion, based upon the opinion of legal counsel experienced in securities law matters were effected in violation of applicable federal or state securities laws. The Company will notify each Selling Shareholder of any shares covered by such registration statement, (i) at any time when a prospectus relating thereto is required to be delivered under applicable securities laws, (ii) of the happening of any event as a result of which the prospectus included in such registration statement as then in effect includes an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, or (iii) of any other occurrence which, under applicable securities laws, requires the prospectus to be revised or updated, and upon receipt of such notice and until a supplemental or amended prospectus is available, each Selling Shareholder will cease to offer or sell any shares covered by the registration statement and will return all copies of the prospectus to the Company if requested to do so by the Company and will not sell any of the shares until provided with a current prospectus and notice from the Company that it may resume its selling effort.

         Section 2.5       Indemnification.

         (a) The Company will indemnify each Selling Shareholder, each of its officers, directors and partners, and each other person, if any, who controls such Shareholder within the meaning of Section 15 of the Act, against any losses, claims, damages, expenses, or liabilities to which such persons may become subject under the Act or otherwise, insofar as such losses, claims, damages, expenses, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement or any preliminary prospectus or final prospectus or amendment or supplement thereto on the effective date thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such persons for any reasonable legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action including by periodic payments during the course of any defense or investigation as such expenses are incurred); provided, however, that the Company will not be liable to a Shareholder to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or any preliminary prospectus or final prospectus or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the Selling Shareholders specifically for use in the preparation thereof.

         (b) In connection with any registration statement in which a Shareholder of Registrable Shares is participating, each such Shareholder will furnish to the Company in writing such information with respect to the name and address of such Shareholder and the amount of Registrable shares held by such Shareholder and such other information as the Company shall reasonably request for use in connection with any such registration statement or prospectus, and agrees to indemnify, to the extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is based upon any information with respect to such Shareholder so furnished in writing by such Shareholder specifically for inclusion in any prospectus or registration statement. In no event shall the liability of any selling Shareholder of Registrable Shares hereunder be greater in amount than the dollar amount of the proceeds received by such Shareholder upon the sale of the Registrable Shares giving rise to such indemnification obligation.

                                  SCHEDULE 5.7
                                       TO
                          AGREEMENT AND PLAN OF MERGER

                              Financial Statements

         The Shareholders have delivered the following  financial  statements to
Parent:

                  (1) Balance Sheet of the Company as at  ______________,  1999,
         Statements  of  Income,   Retained  Earnings  and  Cash  Flow  for  the
         _____-month period then ended, together with supporting schedules; and

                  (2) Balance Sheets of the Company as at _______________, 1998, 1997, and 1996, Statements of Income, Retained Earnings and Cash Flow for the fiscal years then ended, together with the accompanying Notes to Financial Statements.

                  The date of the Reference Balance Sheet is _____________, and the Reference Date is _____________.

                                  SCHEDULE .2.1
                                       TO
                          AGREEMENT AND PLAN OF MERGER

Copies of Notices

         Copies of all notices to the following parties shall be sent to the additional Persons set forth along side the relevant party at the address shown:

         Party                                    Copy to:

         To the Company:                 Gibbons, Del Deo, Dolan, Griffinger
                                         & Vecchione
                                                  One Riverfront Plaza
                                                  Newark, New Jersey  07102-5497
                                                  Telecopy: (973) 639-6325
                                                  Telephone: (973) 596-4500
                                                  Attn: Paul R. DeFilippo, Esq.

         To Parent or Merger Sub:        Dallas Gold & Silver Exchange, Inc.
                                                  2817 Forest Lane
                                                  Dallas, Texas  75234
                                                  Telecopy: (972) 772-3093
                                                  Telephone: (972) 772-3091
                                                  Attn: Dr. L. S. Smith